Exhibit 99.5

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of the date written below (the “Agreement”), is by and among various investors listed on the signature pages below (collectively, “VPVP”), eUniverse, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS:

1. The Company and VPVP propose to enter into a certain Series C Preferred Stock Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), providing for an investment by VPVP in the Company by means of the purchase of shares of the Company’s Series C Preferred Stock, par value $.01 (the “Preferred Stock”).

2. In connection with an additional loan transaction, the Company proposes to issue to VPVP a warrant or warrants to purchase up to1,000,000 shares of the Company’s Preferred Stock (the “Warrant”) for an exercise price of $2.00 per share (subject to appropriate adjustments).

3. The Stockholders own the shares of stock of the Company identified on Annex I hereto (the “Shares”).

4. In order to induce VPVP to enter into the Purchase Agreement and in consideration of the substantial investment to be made and expenses incurred and to be incurred by VPVP in connection therewith, the Stockholders have agreed to enter into and perform this Agreement.

AGREEMENT:

For good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Shares.

(a) Each of the Stockholders agrees that such Stockholder shall vote, or cause to be voted, those Shares set forth on Annex I hereto and owned or held of record by such Stockholder and such Stockholder’s Affiliates over which the undersigned exercises effective control, in person or by proxy, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, to approve the transactions contemplated in the Purchase

Agreement and the Warrant and against any other transaction the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the transactions contemplated by the Purchase Agreement, or which would, or could reasonably be expected to dilute the benefits of the purchasers under the Purchase Agreement.

(b) Irrevocable Proxy. Each Stockholder hereby irrevocably constitutes and appoints VantagePoint Venture Partners IV(Q), L.P. and/or its designee as his or her attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which such Stockholder is entitled to vote at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on, an only on, the matters described in Section 1 and to duly execute and deliver any and all consents, instruments, or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of such Stockholder set forth in this Agreement, and the transactions contemplated therein. Each Stockholder intends that the proxy granted hereby shall be coupled with an interest pursuant to this Agreement and that such proxy, therefore, shall be irrevocable so long as this Section 1(b) remains in effect pursuant to the terms of this Agreement.

2. No Voting Trusts. Each Stockholder agrees that such Stockholder shall not, nor shall such Stockholder permit any affiliate over which the undersigned exercises effective control, to deposit any Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares inconsistent with this Agreement.

3. Limitation on Sales. During the term of this Agreement, each Stockholder agrees not to sell, assign, transfer, pledge, encumber, hypothecate, rehypothecate or otherwise dispose of any of the Shares.

4. Stop Order Instructions; Legend.

(a) Each Stockholder agrees and understands that stop transfer instructions will be given to the Company’s transfer agent with respect to the Shares and that the Company may place on any certificate representing shares issued to such Stockholder a legend stating in substance:

TRANSFERS, VOTING AND OTHER MATTERS IN RESPECT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF OCTOBER 31, 2003 BY AND AMONG THE COMPANY AND CERTAIN PARTIES NAMED THEREIN, A COPY OF WHICH AGREEMENT IS

ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.

(b) It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend upon termination of this Agreement.

5. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to and agrees with VPVP and the Company as follows as of the date hereof:

(a) Capacity. Such Stockholder has all requisite capacity and authority to enter into and perform his or her obligations under this Agreement.

(b) Binding Agreement. This Agreement constitutes the valid and legally binding obligation of such Stockholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Non-Contravention. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, or any statute, rule or regulation to which such Stockholder is subject or, in the event that such Stockholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of such Stockholder.

(d) Ownership of Shares. Annex I hereto correctly sets forth, as of the date of this Agreement, the number of Shares owned beneficially and of record by such Stockholder that are the subject of this Agreement. Such Stockholder has good title to all of the Shares indicated as owned by such Stockholder in the capacity set forth on Annex I as of the date hereof, and has the right to vote such Shares in the manner provided herein.

6. Specific Performance and Remedies. The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

7. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate the first to occur of (1) the closing of the transactions contemplated under the Purchase Agreement and the Warrant; (2) the termination of the transactions contemplated under the Purchase Agreement; or (3) the completion of a stockholder vote in connection with the transactions contemplated by the Purchase Agreement.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof. This Agreement may be amended by an instrument in writing signed on behalf of VPVP, the Company and the Stockholder(s) affected by such amendment. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

If to the Company addressed to:

eUniverse, Inc.

6060 Center Drive, Suite 300

Los Angeles, California 90045

Attention: General Counsel

by Facsimile: 310-215-2757

with a copy to:

Fulbright & Jaworski, L.L.P.

865 South Figueroa St.

Los Angeles, CA 90017

Attention: Keith Biancamano, Esq.

Facsimile: (213) 680-4518

If to VPVP addressed to:

VantagePoint Venture Partners

1001 Bayhill Drive, Suite 300

San Bruno, CA 94066

Attention: General Counsel

Facsimile: (650) 869-6344

with a copy to:

Orrick, Herrington & Sutcliffe LLP

400 Sansome Street

San Francisco, CA 94111-3143

Attention: Dora Mao

Facsimile: (415) 773-5759

If to any Stockholder, to such Stockholder at the address indicated on the signature pages hereto.

10. Miscellaneous.

(a) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Headings. The titles, captions or headings of the Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(d) Choice of Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

(g) Arbitration. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the San Francisco branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

(h) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor any Stockholder shall have the right to assign this Agreement without the written consent of VPVP.

(i) Construction. All provisions of this Agreement have been negotiated at arms length and this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof, notwithstanding that each party may have signed a separate signature page. The language in this Agreement shall be construed as to its fair meaning and not strictly for or against any party.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement as of the date first written above.

Date: October 31, 2003	eUniverse, Inc.

	By:	/s/ BRETT C. BREWER

	Name: Title:	Brett C. Brewer President

[Additional Stockholders, if any]

VantagePoint Venture Partners IV (Q), L.P. By: VantagePoint Venture Associates IV, L.L.C., Its General Partner

	By:	/s/ ALAN E. SALZMAN

	Name: Title:	Alan E. Salzman Managing Member

VantagePoint Venture Partners IV, L.P. By: VantagePoint Venture Associates IV, L.L.C., Its General Partner

	By:	/s/ ALAN E. SALZMAN

	Name: Title:	Alan E. Salzman Managing Member

[Signature Page to Voting Agreement]

VantagePoint Venture Partners IV Principals Fund, L.P. By: VantagePoint Venture Associates IV, L.L.C., Its General Partner

	By:	/s/ ALAN E. SALZMAN

	Name: Title:	Alan E. Salzman Managing Member

550 Digital Media Ventures, Inc. a Delaware corporation

By:	/s/ MARK R. EISENBERG

Name:	Mark R. Eisenberg
Title:	Senior Vice President & General Counsel

[Signature Page to Voting Agreement]

ANNEX I

550 Digital Media Ventures, Inc.	3,366,154 shares of Common Stock
1,923,077 shares of Series B Preferred Stock